Exhibit 99.2

UTSTARCOM, INC.

PRO FORMA FINANCIAL STATEMENT INFORMATION

(UNAUDITED)

The following unaudited pro forma condensed consolidated balance sheet information as of March 31, 2008 has been presented to give effect to the PCD divestiture as if it had occurred on March 31, 2008. The unaudited pro forma condensed consolidated statement of operations information for the year ended December 31, 2007 and the three months ended March 31, 2008 set forth below has been presented after giving effect to the divestiture as if it had occurred on January 1, 2007, and does not include the nonrecurring pro forma gain as a result of the disposition.

The operations and cash flows of the divested business will not be accounted for and presented as a discontinued operation because of expected significant continuing direct cash flows pursuant to a three year supply agreement with the newly formed entity.

The unaudited pro forma financial statement information has been derived primarily from the historical audited consolidated financial statements of the Company included in its Annual Report on Form 10-K for the year ended December 31, 2007 and unaudited consolidated financial statements of the Company included in its Quarterly Report on Form 10-Q for the three month period ended March 31, 2008. The unaudited pro forma financial statement information is based upon available information and assumptions that the Company believes are reasonable under the circumstances and were prepared to illustrate the estimated effects of the divestiture.

The unaudited pro forma financial statement information has been provided for informational purposes and should not be considered indicative of the financial condition or results of operations that would have been achieved had the divestiture occurred as of the periods presented. In addition, the unaudited pro forma financial statement information does not purport to indicate balance sheet data or results of operations as of any future date or for any future period. The unaudited pro forma financial statement information should be read in conjunction with the historical financial statements, including the notes thereto, of the Company included in its Annual Reports on Form 10-K for the year ended December 31, 2007 and Quarterly Report on Form 10-Q for the period ended March 31, 2008.

UTSTARCOM, INC.

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION (UNAUDITED)

AS OF MARCH 31, 2008

(in thousands)

		Business to	Pro Forma
	Historical	be Disposed (a)	Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$298,482	$—	$214,506	(b)	$512,988
Short-term investments	6,637	—			6,637
Accounts receivable, net	260,834	92,180			168,654
Other receivables	8,867	—	24,292	(b)	33,159
Inventories	521,794	145,518			376,276
Deferred tax assets	1,157	—			1,157
Prepaids and other current assets	141,694	51,467			90,227
Short-term restricted cash	13,749	—			13,749
Total current assets	1,253,214	289,165	238,798		1,202,847
PP&E, net	210,336	1,384			208,952
Long-term investments	15,671	—	1,600	(b)	17,271
Intangible assets, net	22,985	17,046			5,939
Long-term deferred costs	164,922	—			164,922
Long-term deferred tax assets	56,775	—	(2,891	)(g)	53,884
Other long-term assets	25,750	39			25,711
Total assets	$1,749,653	$307,634	$237,507		$1,679,526

LIABILITIES, MINORITY INTEREST AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$214,263	$78,635			$135,628
Short-term debt	35,907	—			35,907
Income taxes payable	3,913	—	—		3,913
Customer advances	244,947	—			244,947
Deferred revenue	108,068	—			108,068
Deferred tax liabilities	49,687	—			49,687
Other current liabilities	221,088	39,577	9,769	(c)	191,280
Total current liabilities	877,873	118,212	9,769		769,430

Long-term deferred revenue	234,507				234,507
Long-term debt	267	267			—
Other long-term liabilities	19,979				19,979
Total liabilities	1,132,626	118,479	9,769		1,023,916

Minority interest in consolidated subsidiaries	806	—			806
Stockholders’ equity:
Net assets disposed of	—	188,264	188,264	(d)	—
Common stock	152	—			152
Additional paid-in capital	1,221,567	—			1,221,567
Accumulated deficit	(665,813)	—	39,474	(d)	(626,339)
Accumulated other comprehensive income	60,315	891			59,424
Total stockholders’ equity	616,221	189,155	227,738		654,804
Total liabilities, minority interest, stockholders’ equity	$1,749,653	$307,634	$237,507		$1,679,526

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

UTSTARCOM, INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)

(In thousands, except per share data)

	Year ended December 31, 2007
		Business to		Pro Forma
	Historical	be Disposed		Adjustments		Pro Forma

Net sales	2,466,970	1,664,147		—	(e)	802,823
Cost of net sales	2,145,519	1,569,932		—	(e)	575,587
Gross profit	321,451	94,215		—		227,236
Operating expenses:
Selling, general and administrative	314,874	29,458				285,416
Research and development	168,275	2,751				165,524
Amortization of intangible assets	15,961	6,161				9,800
Restructuring charges	14,474	—				14,474
Asset Impairment	19,912	—				19,912
Total net operating expenses	533,496	38,370		—		495,126

Operating (loss) income	(212,045)	55,845		—		(267,890)

Interest income	14,460	—				14,460
Interest expense	(32,676)	(58)				(32,618)
Other income, net	64,796	73				64,723

(Loss) Income before taxes	(165,465)	55,860		—		(221,325)
Income tax expense	(32,898)	—	(f)	—		(32,898)
Minority interest in losses of consolidated subsidiaries	2,788	—				2,788
Net loss	$(195,575)	$55,860		$—		$(251,435)

Loss per share - Basic	$(1.62)					$(2.08)
Loss per share - Diluted	$(1.62)					$(2.08)

Weighted average shares used in per-share calculation:
- Basic	121,059					121,059
- Diluted	121,059					121,059

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

	Three months ended March 31, 2008
		Business to		Pro Forma
	Historical	be Disposed		Adjustments		Pro Forma

Net sales	585,989	430,724		—	(e)	155,265
Cost of net sales	493,910	397,888		—	(e)	96,022
Gross profit	92,079	32,836		—		59,243
Operating expenses:
Selling, general and administrative	79,744	7,751				71,993
Research and development	41,400	488				40,912
Amortization of intangible assets	1,824	1,262				562
Restructuring charges	—	—				—
Asset Impairment	—	—				—
Total net operating expenses	122,968	9,501		—		113,467

Operating (loss) income	(30,889)	23,335		—		(54,224)

Interest income	2,817	—				2,817
Interest expense	(6,071)	(11)				(6,060)
Other income, net	53,970	451				53,519

Income (Loss) before taxes	19,827	23,775		—		(3,948)
Income tax benefit	5,020	—	(f)	—		5,020
Minority interest in losses of consolidated subsidiaries	510	—				510
Net income	$25,357	$23,775		$—		$1,582

Loss per share - Basic	$0.21					$0.01
Loss per share - Diluted	$0.21					$0.01

Weighted average shares used in per-share calculation:
- Basic	122,096					122,096
- Diluted	123,098					123,098

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

a)              To reflect the elimination of the assets sold and liabilities disposed of in connection with the divested business based on the balances recorded as of March 31, 2008.

b)             To reflect consideration received from the sale of divested business for $214.5 million in cash proceeds, $24.3 million cash held in escrow, and $1.6 million in equity securities representing approximately a 2.5% ownership interest of the newly formed entity. The $24.3 million escrow is related to amounts for net working capital adjustments and potential indemnification contingencies. The purchase price was primarily based on the carrying value of the assets and liabilities transferred on July 1, 2008, subject to certain adjustments.

c)              To reflect estimated transaction and other costs directly attributable to the divestiture.

d)             To reflect the estimated pro forma gain, net of taxes, from the divestiture based on the carrying value of the assets and liabilities transferred on an assumed closing date of March 31, 2008 and will differ from the carrying value of the assets and liabilities transferred on July 1, 2008, the closing date.

e)              Intercompany sales made by the Company to the divested business that previously were eliminated in the preparation of the Company’s consolidated financial results were approximately $235.1 million and $28.0 million in fiscal year 2007 and the first fiscal quarter of 2008, respectively.  The related cost of goods sold for the same periods were $221.1 million and $26.7 million, respectively. These amounts have been provided for informational purposes.  While the Company has entered into a supply agreement with the divested business, these amounts do not purport to indicate the future sales (and the related costs of goods sold) the Company will realize from this agreement.

f)                As a result of the Company’s net operating losses in prior years and valuation allowances on the Company’s deferred tax assets, no income tax expense is attributable to the periods presented.

g)             As a result of the sale of PCD, the Company is establishing a full valuation allowance on the Company’s deferred tax assets in Canada.